SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2023

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	FFNW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 12, 2023, the Board of Directors of First Financial Northwest Bank (the “Bank”) approved amendments to the following documents: (1) the Bank’s employment agreements (the “Employment Agreements”) with Joseph W. Kiley III, its President and Chief Executive Officer, and Richard P. Jacobson, its Executive Vice President, Chief Operating Officer and Chief Financial Officer (the “Executives”); (2) the Bank’s supplemental executive retirement plan participation agreement with Mr. Kiley originally effective as of July 1, 2013 (the “2013 SERP”); (3) the Bank’s supplemental retirement plans (the “2020 SERPs”) with each of the Executives; and (4) the form of the Bank’s change in control severance agreement (the “CIC Agreement”) with various officers of the Bank. The Bank is a wholly owned subsidiary of First Financial Northwest, Inc. (“First Financial”).
The amendments to the above plans and agreements are designed to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) by (a) amending where applicable the definitions of Change in Control, Separation from Service and Involuntary Termination to be consistent with the definitions of those terms in Section 409A of the Code, (b) clarifying the timing of when a release of claims needs to be executed under the Employment Agreements, the CIC Agreement and the 2013 SERP, (c) clarifying the timing of the severance payments under the Employment Agreements and the CIC Agreement, including adding language to such agreements that if the time period for considering and not revoking the required release of claims starts in one year and ends in the following year, then the severance will not be paid until the following year, and (d) revising the Employment Agreements to specify how any reduction in severance payments would be implemented if necessary to avoid any parachute payments under Section 280G of the Code, rather than having the Executives choose which payments or benefits would be reduced.  None of the amendments to the above documents increase the amounts payable under such plans and agreements.
The following is a brief description of the terms and conditions of the above plans and agreements;
Employment Agreements.  The employment agreements with Messrs. Kiley and Jacobson provide for payments in the event of disability, death or termination.  If either executive becomes entitled to benefits under the terms of our then-current disability plan, if any, or becomes otherwise unable to fulfill his duties under the employment agreement, he shall be entitled to receive such group and other disability benefits as are then provided for executive employees.  In the event of either executive’s disability, his employment agreement will not be suspended, except that the obligation to pay his salary shall be reduced in accordance with the amount of any disability income benefits he receives such that, on an after-tax basis, he realizes from the sum of disability income benefits and his salary the same amount as he would realize on an after-tax basis from his salary if he had not become disabled.  Upon a resolution adopted by a majority of the disinterested members of the Board of Directors or an authorized committee, we may discontinue payment of the executive’s salary beginning six months after a determination that he has become entitled to benefits under the disability plan or is otherwise unable to fulfill his duties under the employment agreement.
In the event of Mr. Kiley’s or Mr. Jacobson’s death while employed under an employment agreement and prior to any termination of employment, the Bank will pay to the estate, or such person as may have previously been designated, the salary that was not previously paid and that would have been earned if employment had continued under the agreement through the last day of the month in which the death occurred, together with the benefits provided under the employment agreement through that date.
The employment agreements also provide for benefits in the event of either Mr. Kiley’s or Mr. Jacobson’s involuntary termination.  If  employment is terminated for any reason other than cause, or change in control, or voluntary termination of employment because of a material diminution of or interference with duties, responsibilities or benefits, including any of the following actions unless consented to: (1) a requirement to be based at any place other than Renton, Washington, or within a radius of 35 miles from the location of the Bank’s administrative offices; (2) a material demotion; (3) a material reduction in the number or seniority of direct report personnel; (4) a 20 percent or more reduction in base salary; (5) a material permanent increase in the required hours of work or workload; or (6) the failure of the Bank’s Board of Directors to appoint Mr. Kiley as President and Chief Executive Officer of the Bank, or Mr. Jacobson as Executive Vice President and Chief Financial Officer/Chief Operating Officer, the Bank must pay certain benefits.  The executive would receive salary at the rate in effect immediately prior to the date of termination over the one-year period beginning on the date of termination.  The Bank would also be required to provide, during the one-year period beginning on date of termination, substantially the same group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance (if any) for the benefit of the executive and dependents and beneficiaries who would have been eligible for such benefits if the involuntary termination had not occurred.
If Mr. Kiley’s or Mr. Jacobson’s employment is terminated during the year following the effective date of a change in control of First Financial or the Bank, or voluntary termination of employment following a change in control for any of the reasons listed in the previous paragraph, the Bank must pay the executive a lump sum equal to 299 percent of his base amount (as defined in Section 280G of the Code) and must provide, during the one-year period beginning on the date of termination, substantially the same group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance (if any) for the benefit of the executive and dependents and beneficiaries who would have been eligible for such benefits if the involuntary termination had not occurred.
Section 280G of the Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “parachute payments” if they are conditioned upon a change in control.  Individuals are subject to a 20 percent excise tax on the difference between the total parachute payments and the executive’s average taxable income for the five years preceding the year in which the change in control occurs (“excess parachute payments”).  If excess parachute payments are made, First Financial and the Bank would not be entitled to deduct the amount of such excess parachute payments.  Messrs. Kiley and Jacobson’s employment agreements provide that severance and other payments that are subject to a change in control will be reduced to the extent necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.
Supplemental Retirement Agreements.  The Bank entered into a participation agreement under the plan with Mr. Kiley effective July 1, 2013, which 2013 SERP was amended on July 10, 2017, January 10, 2020 and May 12, 2023.  The participation agreement provides for an annual pension of $28,000.  Mr. Kiley’s benefit will commence following his separation from service and will be paid in monthly installments over 15 years to Mr. Kiley or to his designated beneficiary if he dies before 180 monthly benefit payments have been made.  If Mr. Kiley remains employed with the Bank until age 69, the monthly benefit payment will be extended from 180 months until the end of his life, assuming he lives beyond the end of the 180-month period.  If Mr. Kiley dies prior to the commencement of benefits under this SERP, then his beneficiary will receive a $200,000 lump sum death benefit.
In January 2020, the Bank also entered into SERP agreements with Messrs. Kiley and Jacobson.  The 2020 SERPs each provide that if the executive separates from service after attaining normal retirement age (age 69 for Mr. Kiley and age 65 for Mr. Jacobson) for any reason other than death, he will receive a lifetime monthly benefit equal to what is provided under a specifically identified annuity contract that has been purchased to informally fund the executive’s 2020 SERP (the “normal retirement benefit”). The normal retirement benefit will commence on the first day of the second month following the executive’s separation from service.
If the executive separates from service prior to attaining normal retirement age (age 69 for Mr. Kiley and age 65 for Mr. Jacobson) for any reason other than death or a change in control, he will receive an early termination benefit equal to the normal retirement benefit determined as if he remained employed until normal retirement age, multiplied by a vesting percentage.  For Mr. Kiley, the vesting percentage is determined by dividing his account balance (the amount accrued to pay his 2020 SERP benefit) as of his separation from service date by his projected account balance on his normal retirement age.  For Mr. Jacobson, the vesting percentage, determined on a monthly basis, is as follows: 17% for each of the first full five plan years in which he is employed by the Bank (i.e., 85% after five years of service), 91% after six full years of service, 96% after seven full years of service and 100% after eight full years of service.  The early termination benefit will commence on the first day of the second month following when the executive attains his normal retirement age.
If the executive is actively employed at the time of a change in control and experiences an involuntary termination (as defined in his employment agreement with the Bank, which includes a voluntary termination for good reason) within 24 months following the change in control, then the executive will receive a fully vested normal retirement benefit, payable at the same time and the same manner as the normal retirement benefit described above.  If the acquirer in the change in control transaction does not assume the executive’s 2020 SERP, then the change in control benefit will be paid regardless of whether the executive is involuntarily terminated.  No SERP benefit will be paid if the executive’s termination of employment is for “cause” as defined in the 2020 SERP.
If the executive dies while actively employed, or after his separation from service but prior to attaining his normal retirement age, his designated beneficiary will receive a lump sum death benefit equal to his SERP account balance.  If the executive dies after SERP payments have commenced, but before 180 monthly payments have been received, then his designated beneficiary will receive the present value of the remaining payments (that is, 180 payments less the number of payments actually received).
SERP payments may be reduced to the extent necessary to avoid the excise tax under Code Section 4999 or to comply with regulatory requirements.
Change in Control Severance Agreement.  The Bank entered into amended and restated change in control severance agreements with Ronnie J. Clariza, its Senior Vice President and Chief Risk Officer, Simon Soh, its Senior Vice President and Chief Credit Officer, and Dalen D. Harrison, its Senior Vice President and Chief Banking Officer on December 16, 2020.  The agreements each have an initial three-year term and are renewable for an additional one-year period on December 31 and each anniversary thereafter, provided that within the 90-day period prior to the anniversary date the Board of Directors of the Bank does not inform the executive in writing that the agreement will not be extended.  If within 12 months following a change in control of First Financial or the Bank, the executive’s employment is terminated without cause, or the executive terminates his or her own employment on account of being assigned duties inconsistent with the executive’s initial position, duties and responsibilities, or upon the occurrence of certain events described in the agreements, the executive would be entitled to payment and benefits.  Each severance agreement requires that the Bank: (1) pay the executive’s salary through the day of termination, including the pro rata portion of any incentive award; (2) pay for the remaining term of the agreement the executive’s life, health and disability coverage; and (3) pay in a lump sum an amount equal to 200 percent of the executive’s annual base salary.  Any payments under the agreements are subject to reduction pursuant to Section 280G of the Code to avoid excess parachute payments.
The foregoing descriptions of the amendments to the Employment Agreements, the 2013 SERP, the 2020 SERPs and the form of the CIC Agreement are qualified in their entirety by reference to the full text of such amendments, which are attached to this report as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)  Exhibits
10.1	Amendment No. 1 to Employment Agreement between First Financial Northwest Bank and Joseph W. Kiley III, dated May 12, 2023
10.2	Amendment No. 1 to Employment Agreement between First Financial Northwest Bank and Richard P. Jacobson, dated May 12, 2023
10.3	Amendment No. 1 to Executive Supplemental Retirement Plan Participation Agreement for Joseph W. Kiley III, dated May 12, 2023
10.4	Amendment No. 1 to the 2020 Supplemental Executive Retirement Plan for Joseph W. Kiley III, dated May 12, 2023
10.5	Amendment No. 1 to the 2020 Supplemental Executive Retirement Plan for Richard P. Jacobson, dated May 12, 2023
10.6	Amendment No. 1 to Form of Change in Control Severance Agreement for Executive officers, dated May 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FIRST FINANCIAL NORTHWEST, INC.

Date: May 16, 2023	By:	/s/ Richard P. Jacobson
Richard P. Jacobson Executive Vice President and Chief Financial Officer